SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 1, 2011

USMD Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-171386	27-2866866
(State of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6333 North State Highway 161, Ste. 200

Irving, Texas 75038

(Address of principal executive offices)

Registrant’s telephone number, including area code: (214) 493-4000

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the reporting obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 of the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) Exchange Act

Item 1.01	Entry into a Material Definitive Agreement.

Pursuant to a Registration Statement on Form S-4 (File No. 333-171386) of USMD Holdings, Inc. (“Holdings”), filed with the Securities and Exchange Commission (the “SEC”) and declared effective by the SEC on July 25, 2011 (the “Registration Statement”), Holdings registered the issuance of up to 10,225,000 shares (the “Shares”) of its common stock, par value $.01 per share (the “Common Stock”), to be issued in connection with a business combination described therein (the “Contribution”). The Contribution contemplates that the shareholders of USMD Inc. (“USMD”) will contribute all of their equity interests in USMD, and UANT Ventures, L.L.P. (“Ventures”) will contribute all of its assets, to Holdings, in exchange for the issuance of shares of common stock of Holdings and other consideration, all as more particularly described in the Contribution and Purchase Agreement, dated as of August 19, 2010 (the “Contribution Agreement”) filed as an exhibit to the Registration Statement. On August 23, 2011, the shareholders of USMD and the partners of Ventures approved the Contribution at the special meetings described in the Registration Statement, but as of this date the Contribution has not been consummated.

On December 1, 2011, Ventures and Holdings entered into a definitive agreement (the “Merger Agreement”) with The Medical Clinic of North Texas, P.A. (“MCNT”) pursuant to which a subsidiary of Ventures will merge with and into MCNT (the “MCNT Merger”). In exchange for their equity interests in MCNT, the owners of MCNT will receive as merger consideration partnership interests in Ventures.

MCNT is a multi-specialty physician group that provides professional medical and related health care services throughout the Dallas Fort Worth service area. MCNT provides professional services in medical specialties that include Family Medicine, Internal Medicine, Obstetrics and Gynecology, Pediatrics, Psychotherapy, Sports Medicine, Rheumatology, Endocrinology, Infectious Disease, Geriatrics, Neurology Podiatric Medicine, General Surgery, Allergy and Immunology, Travel Medicine and Diabetes Education.

Impel Management Services, L.L.C. (“Impel”) is a related entity of MCNT that provides management, operational, and administrative services primarily to MCNT. A condition precedent to the closing of the MCNT Merger is the merger of Impel with and into a subsidiary of Ventures (the “Impel Merger”) pursuant to a separate merger agreement in form and substance similar to the Merger Agreement.

The MCNT Merger is conditioned upon the amendment of the Contribution Agreement such that immediately following the MCNT Merger, (i) certain stockholders of USMD will contribute all of their shares of common stock of USMD to Ventures in exchange for limited partnership interests in Ventures, (ii) Ventures will contribute all of its assets, which shall include, but not be limited to, its equity interests in USMD, MCNT, Impel, and Urology Associates of North Texas, L.L.P. (“UANT”), to Holdings in exchange for its allocated portion of the Shares, and (iii) all other USMD stockholders shall contribute their shares of common stock of USMD to Holdings in exchange for their allocated portion of the Shares. Holdings is in the process of amending the Contribution Agreement to reflect these changes.

The proposed amendment to the Contribution Agreement will:

•	reflect the revised transaction structure of the Contribution, including the MCNT Merger and the Impel Merger;

•	provide for the elimination of the $30 million subordinated note of Holdings that was previously contemplated to be issued in connection with the Contribution;

•	extend the outside closing date to June 30, 2012;

•	provide that the transaction will be conditioned upon the expiration of applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended; and

•	include the values of the MCNT and Impel businesses in the formulas for allocating the Shares to be issued in connection with the Contribution.

In view of the proposed amendment, new special meetings of the USMD shareholders and Ventures partners will be convened to consider and vote upon the Contribution as so amended. Holdings will file an amendment to the Registration Statement which will contain the form of proxy statement to be used in connection with the new special meetings and the form of prospectus to be used in connection with the issuance of the Shares in connection with the Contribution.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

2.1	Agreement and Plan of Merger, by and among USMD Holdings, Inc., UANT Ventures, L.L.P., UANT Acquisition Company, Inc., and The Medical Clinic of North Texas P.A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USMD HOLDINGS, INC.

Date: December 7, 2011	By:	/s/ Christopher Dunleavy
Christopher Dunleavy
Chief Financial Officer